                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT  AGREEMENT  dated  November  13,  2007,  by  and  between
FIRSTPLUS  FINANCIAL GROUP, INC., a Nevada corporation with its principal office at  122  W.  John  Carpenter  Freeway,  Suite  450,  Irving,  Texas  75039  (the
"Company"), and ROBERT O'NEAL, whose address is P.O. Box 12088, Beaumont, Texas,
77726 (the "Employee").

                              W I T N E S S E T H:

            WHEREAS,  the Company  desires to employ the Employee for the period provided in this Agreement and the Employee is willing to accept such employment with the  Company on a full-time  basis,  all in  accordance  with the terms and conditions set forth below.

            NOW, THEREFORE,  for and in consideration of the premises hereof and the mutual covenants  contained herein, the parties hereto covenant and agree as follows:

            1.    EMPLOYMENT.

                  (a)   The  Company  hereby  employs  the  Employee,   and  the
Employee  hereby accepts such  employment  with the Company,  for the period set forth in Section 2 hereof,  all upon the terms and  conditions  hereinafter  set forth.

                  (b)   The Employee  affirms and represents that he is under no
obligation to any former employer or other party that is in any way inconsistent with,  or that  imposes any  restriction  upon,  the  Employee's  acceptance  of employment  hereunder  with the Company,  the  employment of the Employee by the
Company, or the Employee's undertakings under this Agreement.

            2.    TERM OF EMPLOYMENT.

                  (a)   Unless earlier terminated as provided in this Agreement,
the term of the Employee's employment under this Agreement shall be for a period beginning  on the  effective  date hereof and ending on  November  12, 2009 (the
"Initial Term").

                  (b)   The  term  of  the  Employee's   employment  under  this
Agreement shall be automatically  renewed for additional  one-year terms (each a
"Renewal  Term") upon the  expiration  of the Initial  Term or any Renewal  Term unless the Company or the Employee delivers to the other, at least 90 days prior to the  expiration of the Initial Term or the then current  Renewal Term, as the case may be,  a  written  notice  specifying  that  the  term of the  Employee's employment  will not be renewed at the end of the Initial  Term or such  Renewal
Term,  as the case may be. The period from the date hereof  until  November  12,
2009 or,  in the event  that the  Employee's  employment  hereunder  is  earlier terminated as provided  herein or renewed as provided in this Section 2(b), such shorter  or  longer  period,  as the  case may be,  is  hereinafter  called  the
"Employment Term."

            3.    DUTIES.  The  Employee  shall be employed  as Chief  Operating
Officer  and  President  of the  Company and shall  faithfully  and  competently perform such duties  consistent  with such position as the Board of Directors of the Company shall from time to time  determine.  The Employee  shall perform his duties  principally  at the offices of the Company in Irving,  Texas,  with such travel to such other  locations  from time to time as the Board of Directors may reasonably  prescribe.  Except as may  otherwise  be  approved in advance by the
Board of  Directors  of the  Company,  and except  during  vacation  periods and reasonable  periods  of  absence  due to  sickness,  personal  injury  or  other disability or non-profit  public service  activities,  the Employee shall devote his full time  throughout  the Employment  Term to the services  required of him hereunder.  The Employee shall render his business  services  exclusively to the
Company and its present and future  subsidiaries  (collectively,  the "FIRSTPLUS
Companies") during the Employment Term and shall use his best efforts,  judgment and energy to improve and advance the  business and  interests of the  FIRSTPLUS
Companies in a manner consistent with the duties of his position.

            4.    COMPENSATION.   As   compensation   for   the   complete   and
satisfactory  performance by the Employee of the services to be performed by him hereunder during the Employment Term,

                  (a)   the Company  shall pay the Employee a base salary at the
annual rate of $200,000 (such amount, together with any increases thereto as may be determined  from time to time by the Board of Directors of the Company in its discretion but subject to the provisions of this  Agreement,  being  hereinafter referred to as "Salary").  Any Salary payable hereunder shall be paid at regular intervals in accordance with the Company's  payroll  practices from time to time in effect; and

                  (b)   the Company  shall pay to the  Employee  such  incentive
compensation and bonuses,  if any, (i) as the Board of Directors in its absolute discretion  may determine to award the Employee,  and (ii) to which the Employee may become entitled pursuant to the terms of any incentive compensation or bonus program,  plan or agreement  from time to time in effect and  applicable  to the
Employee.

            5.    OTHER  BENEFITS.  During the  Employment  Term,  the  Employee
shall:

                  (a)   be  eligible  to  participate  in any medical and health
plans or other  employee  welfare  benefit  plans  that may be  provided  by the
Company for its senior executive  employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

                  (b)   be  entitled  to accrue  three  weeks'  paid time off in
respect of each 12-month period during the term of his employment hereunder. The
Employee  shall  accrue  paid  time off at a rate of 1.25  days per  month.  The
Employee shall also be entitled to all paid holidays given by the Company to its senior executive employees;

                  (c)   be eligible for  consideration by the Board of Directors
of the Company for awards of stock  options under any stock option plan that may be maintained by the Company for its and its  subsidiaries'  key employees,  the amount of shares with respect to which options may be granted to the Employee to be in the sole  discretion  of the  Board of  Directors  of the  Company  or the
Compensation Committee thereof;

                  (d)   be  entitled  to sick  leave,  sick  pay and  disability
benefits in accordance  with any Company policy that may be applicable to senior executive employees from time to time in effect;

                  (e)   be  entitled to  reimbursement  for all  reasonable  and
necessary  out-of-pocket  business  expenses,  incurred  by the  Employee in the
performance   of  his  duties   hereunder  in  accordance   with  the  Company's
reimbursement policy from time to time in effect;

                  (f)   be entitled to receive an  automobile  allowance of $850
per month;

                  (g)   be entitled to reimbursement  for the actual cost of the
Employee's   cellular  telephone  usage  upon  the  Employee's   presentment  of
appropriate documentation thereof; and

                  (h)   be entitled to coverage  under  directors' and officers'
liability  insurance  policies,  if any,  from  time to time  maintained  by the
Company for its  directors and officers  subject to the terms and  conditions of the Indemnification Agreement, dated August 27, 2007, by and between the Company and the Employee.

            6.    CONFIDENTIAL  INFORMATION.  The Employee  and the Company,  as
applicable, hereby covenant, agree and acknowledge as follows:

                  (a)   The Company  hereby  agrees to  immediately  provide the
Employee  with access to  unpublished  and  otherwise  confidential  information
("Confidential  Information")  both of a  technical  and  non-technical  nature, relating to the  business of the Company and any of its  parents,  subsidiaries, divisions  or  affiliates,  its  actual or  anticipated  business,  research  or development,  its  technology or the  implementation  or  exploitation  thereof, including  without  limitation  information  Employee and others have collected, obtained or created,  information  pertaining to customers,  accounts,  vendors, prices, costs, materials, processes, codes, material results, technology, system designs,  system  specifications,  materials of construction,  trade secrets and equipment  designs,  including  information  disclosed  to the Company by others under  agreements  to hold such  information  confidential.  Employee  agrees to observe  all  Company  policies  and  procedures  concerning  such  Confidential
Information.

                  (b)   The Employee  shall not disclose,  use or make known for
his or another's  benefit any Confidential  Information or use such Confidential
Information  in any way,  except as is in the best  interests  of the  FIRSTPLUS
Companies in the performance of the Employee's duties under this Agreement.  The
Employee may disclose  Confidential  Information  when required by a third party and applicable law or judicial  process,  but only after providing (i) immediate notice to the Company at any third party's request for such  information,  which notice shall include the  Employee's  intent with respect to such  request,  and
(ii)  sufficient  opportunity for the Company to challenge or limit the scope of the disclosure on behalf of the FIRSTPLUS Companies, the Employee or both.

                  (c)   Upon the  request of the  Company  at any time,  or upon
termination  of his  employment  with the Company for any reason,  the  Employee shall  forthwith  return to the Company all originals and copies of Confidential
Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

                  (d)   The Employee will  promptly  disclose to the Company any
idea, invention, discovery, improvement, whether patentable or not, conceived or made by the Employee alone or with others at any time during his employment. The
Employee  agrees  that  the  Company  owns  any  idea,   invention,   discovery,
improvement,  whether  patentable or not, conceived or made by him alone or with others at any time  during  his  employment,  and hereby  assigns  and agrees to assign to the Company  all rights the  Employee  has or may acquire  therein and agrees to execute any and all  applications,  assignments  or other  instruments relating  thereto which the Company deems  necessary.  These  obligations  shall continue  beyond the  termination of the Employee's  employment  with respect to ideas,  inventions,  discoveries and improvements and derivatives of such ideas,
inventions,   discoveries  and  improvements,   conceived  or  made  during  the
Employee's  employment  with the  Company.  The  Employee  understands  that the obligation  to  assign  his  inventions  to the  Company  shall not apply to any invention  which is developed  entirely on his own time without using any of the
Company's  equipment,  supplies,  facilities,  and/or  Confidential  Information unless such  invention  (a) relates in any way to the business or to the current or anticipated research or development of the Company, or (b) results in any way from the Employee's work at the Company.

                  (e)   The   Employee   will  not  assert  any  rights  to  any
invention,  discovery,  idea or  improvement  relating  to the  business  of the
Company or to his duties  hereunder as having been made or acquired by him prior to his work for the  Company,  except  for the  matters,  if any,  described  in
Appendix A to this Agreement.

                  (f)   At the  Company's  request  and  expense,  the  Employee
agrees to assist  in  protecting  the  Company's  right in any idea,  discovery, invention,  improvement or copyright  owned by him pursuant to 6(e) above, or to be assigned  to the Company  pursuant to this  Agreement.  The  Employee  hereby appoints  each  executive  officer  of the  Company,  acting  severally,  as his attorney-in-fact  with full power of substitution for him and in his name, place and stead, in any and all capacities,  to execute any and all documents or other instruments  in his name and to take such other  actions as may be  necessary or advisable to effect any such  assignment  to the Company.  The Employee  further agrees,  that without in any way  limiting the rights of the Company  under this
Agreement, that any work created by the Employee in the course of his employment shall be  considered  a "work  made for hire"  created  for the  benefit  of the
Company to the extent it could be considered as such.

                  (g)   If the Company does not wish to retain  ownership of any
such idea, discovery,  invention or improvement,  or copyright, and the Employee wishes to use or develop same for his own benefit,  the Employee will obtain the
Company's written permission before doing so.

            7.    TERMINATION.

                  (a)   The Employee's  employment hereunder shall be terminated
upon the occurrence of any of the following:

                        (i) the death of the Employee;

                        (ii) the Employee's inability to perform his duties
on account of disability or incapacity for a period of 120 or more days, whether or not consecutive, within any period of 12 consecutive months;

                        (iii) the Company giving written notice, at any time,
to the  Employee  that  the  Employee's  employment  is being  terminated  for
"cause" (as defined below); or

                        (iv) the Company giving written notice, at any time,
to the Employee that the Employee's  employment is being  terminated  other than pursuant to clause (i), (ii) or (iii) above.

            The  following  actions,  failures  and events by or  affecting  the
Employee shall constitute  "cause" for termination  within the meaning of clause
(iii) above:  (A) a conviction  of the Employee of, or the entering of a plea of
NOLO CONTENDERE by the Employee with respect to, having committed a felony,  (B)
use of  controlled  substances  or  alcohol in the  workplace  or outside of the workplace  in such a manner  as  impairs  or  prevents  the  performance  of the
Employee's  duties  hereunder or endangers the Employee or any other employee of the Company,  (C) acts of dishonesty or moral turpitude by the Employee that are detrimental to one or more of the FIRSTPLUS Companies,  (D) acts or omissions by the Employee that the Employee knew were likely to damage the business of one or more of the  FIRSTPLUS  Companies,  (E)  willful  and  repeated  failure  of the
Employee to perform any material  duties  hereunder or gross  negligence  of the
Employee in the  performance  of such duties,  or (F) failure by the Employee to obey the  reasonable  and lawful  orders and  policies of the Board of Directors that are consistent with the provisions of this Agreement (provided that, in the case of a conviction  described  in clause (A) above,  and in the case of clause
(B), (C), (D) or (E) above,  the Employee shall have received  written notice of such proposed  termination  and a reasonable  opportunity  to discuss the matter with the Board of Directors of the Company,  followed by written notice that the
Board of Directors of the Company adheres to its position.

                  (b)   Notwithstanding  anything to the  contrary  expressed or
implied herein,  except as required by applicable  law, the FIRSTPLUS  Companies shall not be  obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the  termination of the Employment Term (i)
by the  Employee  (except  in the case of the  breach of this  Agreement  by the
Company) or (ii)  pursuant to clause (i),  (ii) or (iii) of Section  7(a) above, other  than such  amounts,  if any,  that may be then  otherwise  payable to the
Employee  pursuant to the terms of the Company's  benefits  plans or pursuant to
Section 5(e) hereof.

                  (c)   If  the   Company   terminates   Employee's   employment
hereunder  pursuant to clause (iv) of Section 7(a),  whether  during the Initial
Term or during any Renewal Term, subject to and in exchange for the execution by the Employee of a release  absolving the Company of any further liability to the
Employee  hereunder,  the Company shall pay to the Employee in six equal monthly installments,  on the  date  in  each  month  corresponding  with  the  date  of termination,  commencing with the month following termination and continuing for five additional consecutive months thereafter, as severance pay, an amount equal to one twelfth (1/12th) of the sum of (x) the Employee's annual Salary in effect immediately  prior  to  such  termination,  and  (y)  the  amount  of  incentive compensation  and bonuses,  if any,  paid to the Employee in respect of the most recent fiscal year of the Company preceding such termination. In any such event, the Company,  at its own expense,  shall provide the Employee with six months of continuation  of medical and health  benefits  pursuant to COBRA (subject to the
Employee's eligibility and timely election of such benefits).  The provisions of this Section 7(c) shall not be applicable to the  termination  of the Employee's employment at the end of the Initial Term or any Renewal Term.

                  (d)   In the  event of the death of the  Employee  at any time
when he is  entitled  to receive  payments  under  Sections  7(c)  hereof,  such payments  shall be made to the estate of the  Employee  or if the  Employee  has designated a  beneficiary  to receive such payments  under Section 7 hereof,  to such beneficiary.

                  (e)   No interest  shall  accrue on or be paid with respect to
any portion of any payments hereunder.

                  (f)   Employee shall have no duty to mitigate any damages that
he may incur by reason of  termination  of  employment  under the  circumstances described in Section 7(c) and shall be entitled to receive the amounts  provided in Section 7(c)  regardless of any income that he may receive from other sources following the date he becomes entitled to receive such amounts.

                  (g)   Neither  this   Agreement  nor  any  right  or  interest
hereunder  shall be  assignable  by the Employee or his  beneficiaries  or legal representatives without the Company's prior written consent; provided,  however, that nothing in this Section 7 shall  preclude the Employee  from  designating a beneficiary  to  receive  any  benefit  payable  hereunder  upon  his  death  or incapacity.

                  (h)   Except as required by law, no right to receive  payments
under this Agreement shall be subject to anticipation,  commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment,  levy or similar  process or to  assignment by operation of law, and any attempt, voluntary or involuntary,  to effect any such action shall be null, void and of no effect.

            8.    RESTRICTIVE COVENANTS.

                  (a)   During the  Employment  Term and,  in the event that the
Employee's employment is terminated for any reason (including the non-renewal of this  Agreement in  accordance  with  Section  2(b) above),  during the 18-month period following such termination,  the Employee will not directly or indirectly
(as a director,  officer, executive employee, manager,  consultant,  independent contractor,  advisor  or  otherwise)  engage  in  competition  with,  or own any interest in,  perform any services for,  participate in or be connected with any business or organization  that engages in competition  with any of the FIRSTPLUS
Companies  within the  meaning  of Section  8(d),  provided,  however,  that the provisions  of this Section 8(a) shall not be deemed to prohibit the  Employee's ownership  of not more  than 2% of the  total  shares  of all  classes  of stock outstanding of any publicly held company.

                  (b)   In  the  event  that  the   Employee's   employment   is
terminated  for any reason  (including  the  non-renewal  of this  Agreement  in accordance with Section 2(b) above),  during the 18-month period  following such termination, the Employee will not directly or indirectly hire, solicit, retain, compensate or otherwise induce or attempt to induce any person who is and/or was an employee of any of the FIRSTPLUS  Companies at any time during the six months prior to the  Employee's  termination,  to leave  the  employ  of the  FIRSTPLUS
Companies,  or in any way  interfere  with the  relationship  between any of the
FIRSTPLUS Companies and any employee thereof.

                  (c)   During the  Employment  Term and,  in the event that the
Employee's employment is terminated for any reason (including the non-renewal of this  Agreement in  accordance  with  Section  2(b) above),  during the 18-month period following such termination,  the Employee will not directly or indirectly hire,  engage,  send  any  work to,  place  orders  with,  or in any  manner  be associated  with any  supplier,  contractor,  subcontractor  or  other  business relation of any of the FIRSTPLUS  Companies if such action by the Employee would have a material adverse effect on the business, assets or financial condition of any of the FIRSTPLUS  Companies,  or materially  interfere with the relationship between any such person or entity and any of the FIRSTPLUS Companies.

                  (d)   For all  purposes in this  Section 8, a person or entity
(including without limitation,  the Employee) shall be deemed to be a competitor of or engaging in competition  with one or more of the FIRSTPLUS  Companies,  if such person or entity engages in any business  competing with, or  substantially similar to, the  businesses of one or more of the FIRSTPLUS  Companies,  as such businesses  exist at the time of termination of the Employee's  employment  with the  Company  in any state of the  United  States of America in which any of the
FIRSTPLUS  Companies conduct,  or are actively  investigating the possibility of conducting,  their businesses at the time of such termination. The provisions of this Section 8 shall cease to be  applicable to any state in which the FIRSTPLUS
Companies  are  actively  investigating  the  possibility  of  conducting  their businesses at the time of termination of Employee's employment with the Company, unless within three months after such termination,  the FIRSTPLUS Companies,  or any of them, have commenced soliciting  prospective customers in such state, and have effectuated  either of the following:  (i) the opening of an office in such state;  or (ii) the hiring of one or more employees to be employed in such state or the assignment of one or more incumbent employees to solicit business in such state.

                  (e)   In  connection  with the  foregoing  provisions  of this
Section  8, the  Employee  represents  that  his  experience,  capabilities  and circumstances  are such that such provisions will not prevent him from earning a livelihood.  The Employee  further agrees that the limitations set forth in this
Section 8 (including,  without limitation,  time limitations) are reasonable and properly  required  for  the  adequate  protection  of the  current  and  future businesses of the FIRSTPLUS Companies.  It is understood that the covenants made by the  Employee in this Section 8 (and in Section 6 hereof)  shall  survive the expiration or termination of this Agreement.

            9.    LEGITIMATE BUSINESS INTERESTS OF THE FIRSTPLUS COMPANIES.

                  (a)   The  parties  hereto  acknowledge  and  agree  that  the
matters set forth above in Sections 6 and 8 constitute the  legitimate  business interests of the FIRSTPLUS  Companies and are hereby  conclusively  agreed to be legally sufficient to support such covenants. Such legitimate business interests include but are not necessarily limited to trade secrets;  valuable confidential business or  professional  information  that does not  legally  qualify as trade
secrets;   substantial  relationships  with  specific  prospective  or  existing customers or clients;  customer or client good will  associated  with an ongoing business in a specific  geographic  location and a specific  marketing area; and
extraordinary  or specialized  training.  It is further  acknowledged and agreed that all such restrictive  covenants set forth above are reasonably necessary to protect the legitimate business interests of the FIRSTPLUS Companies and are not overbroad or  unreasonable.  It is  acknowledged  and agreed that the Company is specifically  relying  upon the  foregoing  statements  in  entering  into  this
Agreement.

                  (b)   The Employee  acknowledges  that a remedy at law for any
breach or threatened breach of the provisions of Sections 6 or 8 hereof would be inadequate,  that the FIRSTPLUS  Companies would be irreparably  injured by such breach  and that,  therefore,  the  FIRSTPLUS  Companies  shall be  entitled  to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach.

            10.   BINDING EFFECT.  Without limiting or diminishing the effect of
Section 7 hereof,  this  Agreement  shall inure to the benefit of and be binding
upon  the  parties  hereto  and  their  respective  heirs,   successors,   legal
representatives and assigns.

            11.   NOTICES.  All  notices  that  are  required  or may  be  given pursuant  to the  terms of this  Agreement  shall  be in  writing  and  shall be sufficient  in all  respects if given in writing and (i)  delivered  personally,
(ii) mailed by  certified or  registered  mail,  return  receipt  requested  and postage  prepaid,  or (iii) sent via a  responsible  overnight  courier,  to the parties at their respective  addresses set forth above, or to such other address or addresses as either party shall have designated in writing to the other party hereto.  The date of the  giving  of such  notices  delivered  personally  or by carrier  shall be the  date of their  delivery  and the date of  giving  of such notices by  certified or  registered  mail shall be the date five days after the posting of the mail.

            12.   LAW  GOVERNING.  This  Agreement  shall  be  governed  by  and construed in accordance with the laws of the State of Texas, except that body of law relating to choice of laws.

            13.   SEVERABILITY.  In  the  event  that  any  court  of  competent jurisdiction  shall  finally hold that any provision of Section 6 or 8 hereof is void or constitutes an unreasonable restriction against the Employee,  Section 6 or 8, as the case may be,  shall not be  rendered  void,  but shall  apply  with respect to such  extent as such court may  judicially  determine  constitutes  a reasonable  restriction under the  circumstances,  and, in such connection,  the parties hereto  authorize any such court to modify or sever any such  provision, including  without  limitation,  any such  provision  relating to  duration  and geographical  area, to the extent deemed necessary or appropriate by such court.
If any part of this  Agreement  other than  Section 6 or 8 is held by a court of competent jurisdiction to be invalid,  illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy,  such part shall be deemed to be severed  from the  remainder of this  Agreement  for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

            14.   WAIVER.  Failure to insist upon strict  compliance with any of the terms,  covenants or conditions  hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

            15.   ENTIRE AGREEMENT;  MODIFICATIONS.  This Agreement  constitutes the entire  agreement of the parties with respect to the subject  matter  hereof and  supersedes  all prior  agreements,  oral and  written,  between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

            16.   SURVIVAL  OF  PROVISIONS.  Neither  the  termination  of  this
Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any  provision  of this  Agreement  that is  intended by its terms to survive such  termination,  including  without  limitation,  the  provisions  of
Sections 4 to 8 inclusive and Section 11 hereof.

            17.   COUNTERPARTS.  This  Agreement  may be executed in two or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF,  the Company and the Employee have duly executed and delivered this Agreement, as of the day and year first above written.

                                    FIRSTPLUS FINANCIAL GROUP, INC.

                                    By: /s/ William Handley
                                        ----------------------------------------
                                        Name: William Handley
                                        Title: Chief Financial Officer

                                    /s/ Robert O'Neal
                                    --------------------------------------------
                                    ROBERT O'NEAL

                                   APPENDIX A

                                      None